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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 31, 1997
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                             Radiant Systems, Inc.
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             (Exact name of registrant as specified in its charter)

Georgia                            0-22065                    11-2749765
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(State or other jurisdiction (Commission File Number)       (IRS Employer
of incorporation)                                          Identification No.)


1000 Alderman Drive, Alpharetta, Georgia                       30202
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (770) 772-3000
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                                 Not applicable
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         (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 31, 1997, Radiant Systems, Inc., a Georgia corporation (the "Company"), consummated the acquisition of RapidFire Software, Inc., an Oregon corporation ("RapidFire"), and Equilease Financial Services, Inc., an Oregon corporation ("Equilease"). Pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of October 23, 1997, by and among the Company, RapidFire, Equilease and the sole shareholder of RapidFire and Equilease (the "Shareholder"), all the outstanding Common Stock of RapidFire and Equilease was acquired by the Company whereby RapidFire and Equilease each became a wholly-owned subsidiary of the Company. Pursuant to the Purchase Agreement, the Shareholder received an aggregate of 102,230 shares of Common Stock of the Company, a non-negotiable promissory note in the principal amount of $6.0 million (due October 31, 2005, unless earlier accelerated upon the attainment by RapidFire of certain financial targets, and bearing no interest) and cash of $4.2 million. Separately, the Company has agreed to loan up to $1.5 million to the Shareholder, which debt matures October 31, 2005 and bears interest at a rate of 5.0% per annum. The Company has also entered into a five-year employment agreement with the Shareholder.

        Silmutaneously with the acquisition, the Company issued options to purchase approximately 426,000 shares of Common Stock to the employees of RapidFire. These options were granted at an exercise price equal to not less than the fair market value of the Common Stock of the Company on the date of grant.

         RapidFire is principally engaged in the design, marketing and installation of point of sale systems to the pizza industry and other delivery restaurants. Equilease provides lease financing to certain customers of RapidFire.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired:

         At the present time, it is impractical to provide the required financial statements for RapidFire and Equilease as required by this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than January 16, 1998 (60 days after this Report is required to be filed).

         (b)      Pro Forma Financial Information:

         At the present time, it is impractical to provide the pro forma financial information relative to the RapidFire and Equilease acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. The Company will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than January 16, 1998 (60 days after this Report is required to be filed).

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(c)      Exhibits:

         2.1 - Stock Purchase Agreement, dated as of October 23, 1997, by and among Radiant Systems, Inc., Kevin Eldredge, RapidFire Software, Inc. and Equilease Financial Services, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             RADIANT SYSTEMS, INC.

                                             By:/s/  John H. Heyman
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                                                John H. Heyman
                                                Executive Vice President and
                                                Chief Financial Officer

Dated: November 7, 1997
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                                 EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
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         2.1      Stock Purchase Agreement, dated as of October 23, 1997, by and among Radiant Systems, Inc., Kevin Eldredge, RapidFire Software, Inc. and Equilease Financial Services, Inc.